UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2006

GRAN TIERRA ENERGY INC.
(f/k/a GOLDSTRIKE INC.)

(Exact name of registrant as specified in its charter)

Nevada	333-111656	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the filing of its Registration Statement on Form SB-2, the Registrant has obtained an audit of its Condensed Consolidated Financial Statements for the Nine Month Period Ended September 30, 2006.

Index to Financial Statements
Page(s)

Report of Independent Registered Chartered Accountants

To the Board of Directors of Gran Tierra Energy, Inc.:

We have audited the consolidated balance sheet of Gran Tierra Energy, Inc. as at September 30, 2006 and the consolidated statements of operations, shareholders’ equity and cash flows the nine month period ended September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Gran Tierra Energy, Inc. as at September 30, 2006 and the results of its operations and its cash flows for the nine month period ended September 30, 2006 in accordance with accounting principles generally accepted in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, Accordingly we express no such opinion.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Alberta, Canada
November 17, 2006

Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audit in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Board of Directors dated November 17, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Alberta, Canada
November 17, 2006

Gran Tierra Energy Inc. Consolidated Statement of Operations Stated in US dollars
Nine months ended September 30, 2006
$

REVENUE
Oil and natural gas sales	8,358,921
Interest Revenue	195,816
8,554,737

EXPENSES
Operating Expenses	2,702,507
General and Administrative	4,256,303
Interest Expenses	3,075
Depreciation, Depletion and Accretion	2,324,158
Foreign Exchange (gain)/loss	277,526
9,563,569

INCOME/(LOSS) BEFORE INCOME TAXES	(1,008,832)

Income Taxes (Note 8)	848,200

NET INCOME/(LOSS)	(1,857,032)

NET EARNINGS/(LOSS) PER SHARE	(0.03)
Basic	(0.03)
Diluted	(0.03)
Weighted average number of shares - Basic	63,043,998
Weighted average number of shares - Diluted	98,200,913

See accompanying Notes to the Financial Statements

Gran Tierra Energy Inc. Consolidated Balance Sheet Stated in US dollars
September 30, 2006 $
ASSETS

CURRENT
Cash and cash equivalents	18,796,084
Restricted cash	12,617,263
Accounts receivable	7,137,920
Inventory	586,943
Prepaid expenses	247,073
Total Current Assets	39,385,283

Taxes Receivable	165,919
Property Plant and Equipment (Note 5)
Proven oil and gas properties, net	25,859,978
Unproven oil and gas properties not amortized	18,292,211
Other, net	499,146
Goodwill	15,005,083
Deferred Income Taxes	-
99,207,620
LIABILITIES

CURRENT
Accounts payable	6,486,464
Accrued liabilities	1,367,368
Taxes Payable	1,708,955
9,562,787

Long term Payables	76,147
Asset Retirement Obligation (Note 7)	121,655
Deferred Income Taxes (Note 8)	7,849,421
Deferred Remittance Taxes	1,385,849
Total Liabilities	18,995,859

SHAREHOLDERS’ EQUITY

Share capital (Note 6)	95,455
Additional Paid in Capital	71,361,463
Warrants (Note 6)	12,831,553
Deficit	(4,076,711)
80,211,760
99,207,620
See accompanying Notes to the Financial Statements

Gran Tierra Energy Inc. Consolidated Statements of Cash Flows Stated in US dollars

Nine Months ended September 30, 2006 $

CASH FLOWS RELATED TO THE
FOLLOWING ACTIVITIES:

OPERATING:
Net (loss) earnings	(1,857,032)
Adjustments for:
Depreciation, Depletion and Accretion	2,324,158
Stock-based compensation	203,306
Deferred Income Taxes	123,193
Asset Retirement Obligation, settled	(9,218)
Taxes Receivable	(57,780)
Changes in non-cash working capital (Note 9)	1,497,304
2,223,931

FINANCING
Proceeds from issuance of common shares and warrants, net of issuance costs	70,826,137
70,826,137

INVESTING
Property and equipment additions, net of asset retirement obligations assumed	(6,011,735)
Other	(28,940)
Business Combination, net of cash acquired (Note 3)	(38,217,930)
Restricted Cash	(12,216,835)
(56,475,440)

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,574,628

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,221,456

CASH AND CASH EQUIVALENTS, END OF PERIOD	18,796,084

Supplemental Cash Flow Information
Cash paid for interest	3,075
Cash paid for taxes	408,569

See accompanying Notes to the Financial Statements

GRAN TIERRA ENERGY INC. Condensed Consolidated Statement of Shareholders’ Equity Stated in US dollars
September 30, 2006 $

Share Capital
Balance beginning of period	43,285
Issue of common shares	52,170
Balance end of period	95,455

Additional paid-in-capital
Balance beginning of period	11,807,313
Issue of common shares	59,350,844
Stock-based compensation expense	203,306
Balance end of period	71,361,463

Warrants
Balance beginning of period	1,408,429
Issue of warrants	11,476,118
Redemption of warrants	(52,994)
Balance end of period	12,831,553

Deficit
Balance beginning of period	(2,219,680)
Net loss	(1,857,032)
Balance end of period	(4,076,712)

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

1. DESCRIPTION OF BUSINESS AND GOING CONCERN

Gran Tierra Energy Inc. (the “Company”) is a publicly traded oil and gas exploration and production company with operations in Argentina and Colombia.

The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire oil and natural gas interests and generating profitable operations from its oil and natural gas interests in the future. The Company’s financial statements as at and for the nine month period ended September 30, 2006 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $1,857,032 for the period ended September 30, 2006, and, as at September 30, 2006, had a deficit of $4,076,711. The Company expects to incur substantial expenditures to further its capital investment programs and the Company’s cash and cash flow from operating activities may not be sufficient to satisfy its current obligations and meet its capital investment programs.

To address the above, management of the Company completed a sale and issuance of common shares during the second quarter of 2006. A total of $75,000,000 was raised through the sale of 50,000,000 units. Issue costs totalled $6,000,077, for net proceeds of $68,999,923. A portion of these proceeds was used to acquire producing and exploration assets in Colombia which add immediate cash flow, and provide exploration opportunities.

In addition, management of the Company is pursuing the following:

•	raise additional capital through issuance of debt. The Company is currently negotiating a debt facility that would provide capital for future expansion activities.

•	build a portfolio of production, development, and exploration opportunities using additional capital raised and cash provided by future operating activities.

Should the going concern assumption not be appropriate and the Company not be able to realize its assets and settle its liabilities and commitments in the normal course of operations, these consolidated financial statements would require adjustments to the amounts and classifications of assets and liabilities.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The company believes that the information and disclosures presented are adequate to make the information presented not misleading.

The significant accounting policies are:

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated. The Company will proportionately consolidate its undivided interest in oil and gas exploration and development joint ventures.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation

The functional currency the Company, including its subsidiaries in Argentina and Colombia, is the United States dollar. The balance sheet accounts of the Company’s foreign operations that use different functional currencies are translated into US dollars at the period-end exchange rates, while income, expenses and cash flows are translated at the average exchange rates for the period. Translation gains or losses related to net assets will be included as a component of accumulated other comprehensive income in shareholders’ equity. Gains and losses resulting from foreign currency transactions, which are transactions denominated in a currency other than the entity’s functional currency, are included in the consolidated statement of operations and deficit.

Fair value of financial instruments

The Company’s financial instruments are cash, accounts receivable and accounts payable and accrued liabilities. The fair values of these financial instruments approximate their carrying values due to their immediate or short-term nature.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Restricted cash

Restricted cash consists of short term investments that are held in trust to secure various obligations of the Company including letters of credit and obligations to joint venture partners, in addition to funds raised from financing subject to release conditions and accumulated interest.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Inventory

Crude oil inventory is valued at lower of cost or market value. The cost of inventory is determined using the weighted average method. Inventory costs include expenditures directly or indirectly incurred in bringing the inventory to its existing condition.

Oil and natural gas properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method, the Company capitalizes all acquisition, exploration and development costs incurred for the purpose of finding oil and natural gas reserves, including salaries, benefits and other internal costs directly attributable to these activities. Costs associated with production and general corporate activities, however, are expensed in the period incurred. Interest costs related to unproved properties and properties under development are also capitalized to oil and natural gas properties. Unless a significant portion of the Company’s proved reserve quantities in a particular country are sold (greater than 25 percent), proceeds from the sale of oil and natural gas properties are accounted for as a reduction to capitalized costs, and gains and losses are not recognized.

The Company computes depletion of oil and natural gas properties on a quarterly basis using the unit-of-production method based upon production and estimates of proved reserve quantities. Unproved properties are excluded from the amortizable base until evaluated. The cost of exploratory dry wells is transferred to proved properties and thus subject to amortization immediately upon determination that a well is dry in those countries where proved reserves exist. In countries where the Company has not booked proved reserves, all costs associated with a prospect or play are considered quarterly for impairment upon full evaluation of such prospect or play. This evaluation considers among other factors, seismic data, requirements to relinquish acreage, drilling results, remaining time in the commitment period, remaining capital plans, and political, economic, and market conditions. Geological and geophysical (“G&G”) costs are recorded in proved property and therefore subject to amortization as incurred in mature basins.

In exploration areas, G&G costs are capitalized in unproved property and evaluated as part of the total capitalized costs associated with a prospect or play. Future development costs are added to the amortizable base.

In performing its quarterly ceiling test, the Company limits, on a country-by-country basis, the capitalized costs of proved oil and natural gas properties, net of accumulated depletion and deferred income taxes, to the estimated future net cash flows from proved oil and natural gas reserves discounted at ten percent, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged as additional depletion expense. The Company calculates future net cash flows by applying end-of-the-period prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Unproved properties will be assessed quarterly for possible impairments or reductions in value. If a reduction in value has occurred, the impairment is transferred to proved properties. For international operations where a reserve base has not yet been established, the impairment is charged to earnings.

Asset retirement obligations

The Company provides for future asset retirement obligations on its oil and natural gas properties based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized to capital assets as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement cost is amortized over the useful life of the underlying capital assets.

The amortization of the asset retirement cost and the accretion of the asset retirement obligation will be included in depletion, depreciation and accretion. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the period of settlement.

Capital assets

Capital assets are recorded at cost upon acquisition. Depreciation is provided using the declining-balance-basis at the following annual rates:

Computer equipment	30%
Furniture and Fixtures	30%
Automobiles	30%

Revenue recognition

Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectibility of the revenue is probable.

Income taxes

Deferred income taxes are recognized using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Valuation allowances are provided if, after considering available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Taxes receivable are recognized for cash taxes paid which are creditable against taxes expected to be incurred within the next twelve months.

Loss per share

Basic loss per share calculations are based on the net income (loss) attributable to common shareholders for the period divided by the weighted average number of common shares issued and outstanding during the period. The diluted earnings (loss) per share calculations are based on the weighed average number of common shares outstanding during the period, plus the effects of dilutive common share equivalents. This method requires that the dilutive effect of outstanding options and warrants issued should be calculated using the treasury stock method. This method assumes that all common share equivalents have been exercised at the beginning of the period (or at the time of issuance, if later), and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of common shares during the period.

Stock-based compensation

The Company follows the fair-value method of accounting for stock options granted to directors, officer and employees. Stock-based compensation expense is included in general and administrative expense with a corresponding increase to contributed surplus. Compensation expense for options granted is based on the estimated fair values at the time of grant and the expense is recognized over the expected life of the option.

Goodwill

Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and is tested for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then the goodwill is written down to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for Gran Tierra’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses, including comparable companies, comparable transactions and premiums paid. The goodwill on Gran Tierra’s financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

New Accounting Pronouncements

In September 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This issue addresses the question of when it is appropriate to measure purchase and sales of inventory at fair value and record them in cost of sales and revenues and when they should be recorded as exchanges measured at the book value of the item sold. The EITF concluded that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold. The consensus has been applied to new arrangements entered into and modifications or renewals of existing agreements, beginning in the second quarter of 2006. The adoption of this statement did not have a material impact on our results of operations or financial position.

In February 2006, the Financial Accounting Standards Board (FASB) issued statement 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements no. 133 and 140. This statement resolves issues addressed in Statement 133 Implementation Issue no. D1 “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This implementation guidance indicated that entities could continue to apply guidance related to accounting for beneficial interests in paragraphs 14 and 362 of Statement 140, which indicate that any security that can be contractually prepaid or otherwise settled in such a way that the holder of the security would not recover substantially all of its recorded investment should be subsequently measured like investments in debt securities classified as available for sale or trading, and may not be classified as held to maturity. Also, Implementation issue D1 indicated that holders of beneficial interests in securitized financial assets that are not subject to paragraphs 14 and 362 of Statement 140 are not required to apply Statement 133 to those beneficial interests, pending further guidance. Statement 155 eliminates the exemption from Statement 133 for interests in securitized financial assets. It also allows the preparer to elect fair value measurement at acquisition, at issuance or when a previously recognized financial instrument is subject to a remeasurement event. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In March 2006, the FASB issued statement 156 Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140. Under statement 140, servicing assets and servicing liabilities are amortized over the expected period of estimated net servicing income or loss and assessed for impairment or increased obligation at each reporting date. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. Subsequent measurement of servicing assets and servicing liabilities at fair value is permitted, but not required. If derivatives are used to mitigate risks inherent in servicing assets and servicing liabilities, those derivatives must be accounted for at fair value. Servicing assets and servicing liabilities subsequently measured at fair value must be presented separately in the statement of financial position and there are additional disclosures for all separately recognized servicing assets and servicing liabilities. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

In June 2006, the FASB issued interpretation no 48 Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109. Recognition of a tax position should be based on whether it is more likely than not that a tax position will be sustained. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. This interpretation is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this interpretation will have material impact on our results of operations or financial position.

In September 2006, the Securities and Exchange Commission (SEC) release Staff Accounting Bulletin (SAB) No. 108 regarding the effects of prior year misstatements in considering current year misstatements for the purpose of a materiality assessment. The opinion in SAB 108 is that in the case of an error that has occurred and been immaterial in a number of previous years, the cumulative effect should be considered in assessing the materiality of the error in the current year. If the cumulative effect of the error is material, then the current year statements, as well as prior year statements should be restated. In the case of restated prior year statements, previously filed reports do not need to be amended, if the error was considered immaterial to previous year’s financial statements. However the statements should be amended the next time they are filed. The effects of this guidance should be applied cumulatively to fiscal years ending after November 15, 2006. Additional disclosure should be made regarding any cumulative adjustements made in the current year financial statements. We do not expect the adoption of this SAB will have material impact on our results of operations or financial position.

3.	BUSINESS COMBINATION

Gran Tierra entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC (“Crosby”) to acquire all of the limited partnership interests of Argosy Energy International (“Argosy) and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006 Gran Tierra closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of the Company’s common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. The value of the overriding and net profit interests was based on present value of expected future cash flows. All of Argosy Energy International’s assets are in Colombia.

The primary reasons for the acquistion and the principal factors contributing to a purchase price resulting in the recognition of goodwill were entry into the Colombian market, Argosy’s status as an oil and gas operator in Colombia, Argosy’s good reputation in Colombia, and the future growth opportunities presented by Argosy’s portofolio of land holdings.

The acquisition has been accounted for using the purchase method, and the results of Argosy Energy International have been consolidated with Gran Tierra Energy from June 20, 2006. The following table shows the allocation of the purchase price based on the fair values of the assets and liabilities acquired:

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

$
Cash Paid, net	36,414,385
Common Shares Issued	1,305,971
Transaction Costs	497,574
Total Purchase Price	38,217,930

Purchase Price allocated:
Oil and Gas Assets	32,553,211
Goodwill (1)	15,005,083
Accounts Receivable	5,361,887
Inventories	567,355
Long Term Investments	6,772
Accounts Payable and Accrued Liabilities	(6,085,109)
Long Term Liabilities	(49,763)
Deferred Tax Liabilities	(9,141,506)
Total Purchase Price allocated	38,217,930

(1) Goodwill is not deductible for tax purposes.

The purchase price allocation has changed from the preliminary allocation performed on June 21, 2006. At June 21, 2006, the company was awaiting the results of an independent reserve audit, and relied on the information provided by Argosy for the preliminary allocation . The reserve report was received in September, 2006 and resulted in a reallocation of the purchase price. The changes are as follows:

$
Oil and Gas assets (Decrease)	(8,005,709)
Goodwill Increase	1,411,303
Deferred Tax Liabilities Decrease	6,097,406
Inventories Increase	497,000
Total Change	-

The Argosy acquisition added 1,182,000 barrels of proven oil reserves to Gran Tierra (net after royalty) as of June 30, 2006.

The pro forma results for the year ended December 31, 2005 and the period ended September 30, 2006 are shown below, as if the acquisition had occurred on January 1, 2005. Pro forma results are not indicative of actual results or future performance.

	2006	2005
Revenue	15,780,000	12,950,000
Net Income (loss)	865,000	1,569,000
Earnings per share (Basic)	0.01	0.04
Earnings per share (diluted)	0.01	0.03

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

4. SEGMENT AND GEOGRAPHIC REPORTING

The Company’s reportable segments are Argentina and Colombia. The Company is primarily engaged in the exploration and production of oil and natural gas. The accounting policies for the segments are the same as those described in Note 2 of the Notes to the Consolidated Financial Statements.

The Colombia assets were acquired in the second quarter of 2006, and the Argentina assets were acquired on September 1, 2005.

The following tables present information on the Company’s reportable geographic segments:

	Nine months ended September 30, 2006
	Colombia	Argentina	Total
Revenues	4,077,035	4,281,885	8,358,921
Depreciation, Depletion and Accretion	1,164,560	1,125,302	2,289,863
Segment Income (loss) before income taxes	1,560,233	270,492	1,830,725
Segment Capital Expenditures	3,818,500	2,086,063	5,904,563

	September 30, 2006
	Colombia	Argentina	Total
Property, Plant and Equipment, net	35,211,746	9,234,430	44,446,176
Goodwill	15,005,083	-	15,005,083

The following is a reconciliation of income before income taxes for reportable segments to consolidated income before income taxes:

Nine months ended September 30, 2006
Income before income taxes for reportable segments	1,830,725
Corporate Expenses	(2,839,557)
Consolidated (loss) before income taxes	(1,008,832)

The following is a reconciliation of capital expenditures for reportable segments to consolidated capital expenditures:

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Nine months ended September 30, 2006
Total capital expenditures for reportable segments	5,904,563
Corporate capital expenditures	107,172
Consolidated capital expenditures	6,011,735

The following is a reconciliation of reportable net property, plant and equipment to consolidated net property, plant and equipment:

September 30, 2006
Property, Plant and Equipment, net for reportable segments	44,446,176
Corporate property, plant and equipment, net	205,158
Consolidated property, plant and equipment, net	44,651,335

5.	CAPITAL ASSETS

	September 30, 2006
	Cost $	Accumulated Depletion and Depreciation $	Net Book Value $

Oil and natural gas properties
Proven	28,307,817	(2,682,656)	25,625,161
Unproven	18,292,211	-	18,292,211
Materials and supplies	234,817	-	234,817
Furniture and Fixtures	656,192	(461,461)	194,731
Computer equipment	485,763	(205,167)	280,596
Automobiles	43,901	(20,082)	23,819
	48,020,701	(3,369,366)	44,651,335

Following is a description of properties and projects in unproven oil and gas properties, which are not currently subject to amortization

Block	Descrption	Acquistion Cost	Exploration Cost	Transfer to Amortizable	Total	Timing of Amortization
Rio Magdelena	Popa Exploration well	1,000,000	3,500,000		4,500,000	Q1 2007
Rio Magdelena	Exploration Land	4,052,301		(55,000)	3,997,301	2008
Talora	Exploration Land	402,720	20,000	(6,000)	416,720	2008
Chaza	Exploration Land	2,588,912	38,000		2,626,912	2008

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Mecaya	Exploration Land	381,799	29,000		410,799	2008
Primavera	Exploration Land	282,427	54,000		336,427	2008
Santana	Linda Probable reserves	378,378			378,378	Q4 2007
Santana	Mary Probable reserves	1,010,077			1,010,077	Q4 2007
Santana	Miraflor Probable reserves	96,198			96,198	Q4 2007
Santana	G&G data	380,000		(380,000)	-
Guayuyaco	Exploration Land	3,791,841	67,000		3,858,841	2008
Guayuyaco	Probable reserves	693,558		(33,000)	660,558	Q4 2007
Guayuyaco	G&G Data	1,044,000		(1,044,000)	-
Guayuyaco	Seismic	431,000		(431,000)	-
New Projects		390,000		(390,000)	-
Total		16,923,211	3,708,000	(2,339,000)	18,292,211
All fields are in Colombia.

6. SHARE CAPITAL

	Number of Shares	Amount $

Balance, January 1, 2006	43,285,112	43,285
Common shares issued, at par value of $0.001 per share	52,170,647	52,170
Balance, September 30, 2006	95,455,759	95,455

Share capital

Share capital consists of 78,471,632 common voting shares of the Company and 16,984,127 exchangeable shares of Goldstrike Exchange Co. (collectively, “common stock”). Each exchangeable share is exchangeable only into one common voting share of the Company. The holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. The holders of common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the common stock.

Warrants

At September 30, 2006, the Company had 14,472,622 warrants outstanding to purchase 7,236,311 common shares for $1.25 per share and 55,841,208 warrants outstanding to purchase 27,920,604 common shares for $1.75 per share.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

Registration Rights Payments

The shares and warrants have registration rights associated with their issuance.

The 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 have liquidated damages payable in the amount of 1% of the purchase price of the unit per month payable each month the registration statement is not declared effective beyond the mandatory effective date (July 10th, 2006). Total amount accrued to September 30, 2006 for these liquidated damages is $261,182.

The 50,000,000 units issued in June 2006 have liquidated damages payable each month the registration statement is not declared effective beyond the mandatory effective date, being 120 days after the closing date of June 20, 2006 or 150 days if the registration statement is subsequently reviewed by the Securities Exchange Commission:
- 1% of the purchase price for the 1st month after the mandatory effective date
- 1.5% of the purchase price for the 2nd and 3rd month after the mandatory effective date
- 2% of the purchase price for the 4th and 5th months after the mandatory effective date and
- ½% increase each quarter thereafter
The total amount of liquidated damages shall not exceed 25% of the purchase price for the units. Under these provisions the maximum payment the company would make would be $18,750,000.

Stock options

The Company has granted options to purchase common shares to certain directors, officers, employees and consultants. Each option permits the holder to purchase one common share at the stated exercise price. The options vest over three years and have a term of ten years, or end of service to the Company, which ever occurs first. At the time of grant, the exercise price equals the market price. The following options have been granted:

	Number of Options	Weighted Average Exercise Price ($/option)

Outstanding, January 1, 2006	1,940,000	1.12
Granted	-	-
Cancelled	(110,000)	1.12
Balance, September 30, 2006	1,830,000	1.12

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

The table below summarizes unexercised stock options at September 30, 2006:

Exercise Price ($/option)	Number of Options Outstanding	Weighted Average Expiry (years)

$0.80	1,580,000	9.1
$2.62	250,000	9.2
Total	1,830,000	9.1

No stock options were exercisable at September 30, 2006.

Total stock-based compensation expense included in general and administrative expense was $203,306. The Black-Scholes option pricing model was used to determine the fair value of the option grants with the following assumptions:

Dividend yield ($ per share)	0.00
Volatility (%)	57.0
Risk-free interest rate (%)	2.33
Expected life (years)	3.0
Forfeiture percentage (% per year)	10.0

The weighted average fair value per option is $0.35.

7. ASSET RETIREMENT OBLIGATION

Changes in the carrying amounts of the asset retirement obligations associated with our oil and natural gas properties are as follows:

September 30,
2006
$

Balance beginning of period	67,732
Obligations assumed with property acquisitions	57,682
Expenditures made on asset retirements	(9,218)
Accretion	5,459
Balance, end of period	121,655

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

8. INCOME TAXES

The Company has losses of approximately $5,331,000 that can be carried forward and applied against future taxable income. A valuation allowance has been taken for the potential income tax benefit associated with the losses incurred by the Company, due to uncertainty of utilisation of the tax losses.

The income tax expense (recovery) reported differs from the amount computed by applying the statutory rate to loss before income taxes for the following reasons:

September 30,
2006
$

Loss before income taxes	(1,008,832)
Statutory income tax rate	34%

Income tax benefit expected	(343,003)
Stock-based compensation	69,124
Tax losses from other jurisdictions not recognized	1,122,079
Income tax expense	848,200

The deferred income tax liability of $7,849,421 on the balance sheet is related entirely to Colombia operations, for the following items:

September 30, 2006 $
Property, Plant and Equipment	8,006,421
Other long term assets and liabilities	(157,000)
Total	7,849,421

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

9. CHANGES IN NON-CASH WORKING CAPITAL

The changes in non-cash working capital are comprised of the following:

September 30,
2006
$

Increase in Accounts receivable	(986,272)
Increase in Prepaids	(185,586)
Decrease in Inventory	110,073
Increase in Accounts payable	1,032,811
Increase in Accrued liabilities	568,874
Increase in Taxes Payable	957,404
Net Change in Non-cash Working Capital	1,497,304

10. COMMITMENTS

The Company entered into a lease beginning February 2006 for office space in Calgary, Canada that expires January 31, 2011 for $6,824 per month, and a lease beginning March 2006 for office space in Buenos Aires, Argentina that expires February 29, 2008 for $2,000 per month. In Colombia, the Company holds leases on 3 cars, one expiring September 27, 2007 for $2,264 per month, one expiring May 3, 2009 for $932 per month and one expiring September 25, 2008 for $1,496. There are also a two office leases expiring April 1, 2009 and February 28, 2007 for $696 and $2,326 respectively, and one housing accommodation lease for $1,739 expiring June 1, 2007. These leases are operating leases.

Future minimum lease payments under these leases at September 30, 2006 are as follows:

$

2006	54,831
2007	177,097
2008	118,887
2009	89,330
2010	81,888
2011	6,824
Total minimum lease payments	528,857

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

The company entered into four capital leases in February March and June 2006 for office equipment in Calgary.  The length of the leases range from expiration in February 2008 until February 2011.  At September 30, 2006 capital assets included $34,405 related to assets under capital leases and total monthly payments are approximately $1,140.

Future minimum lease payments under these leases at September 30, 2006 are as follows:

$

2006	3,420
2007	13,680
2008	8,958
2009	4,366
2010	3,874
2011	646
Total minimum lease payments	34,944

Interest expense incurred under these capital leases to September 30, 2006 was $910.

Guarantees

Corporate indemnities have been provided by the Company to directors and officers for various items including, but not limited to, all costs to settle suits or actions due to their association with the Company and its subsidiaries and/or affiliates, subject to certain restrictions. The Company has purchased directors’ and officers’ liability insurance to mitigate the cost of any potential future suits or actions. Each indemnity, subject to certain exceptions, applies for so long as the indemnified person is a director or officer of one of the Company’s subsidiaries and/or affiliates. The maximum amount of any potential future payment cannot be reasonably estimated.

The Company may provide indemnifications in the normal course of business that are often standard contractual terms to counterparties in certain transactions such as purchase and sale agreements. The terms of these indemnifications will vary based upon the contract, the nature of which prevents the Company from making a reasonable estimate of the maximum potential amounts that may be required to be paid. Management believes the resolution of these matters would not have a material adverse impact on the Company’s liquidity, consolidated financial position or results of operations.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Nine Month Period Ended September 30, 2006
Stated in US dollars

11. Disagreement with Ecopetrol

As of September 30, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is still pending of agreement between the parties or determination through legal proceedings.

The estimated value of disputed production is $2,361,188 which possible loss is shared 50% ($1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy. No amount has been accrued in the financial statements related to this disagreement.

12. Subsequent Events

On February 22, 2006, the Company filed a Current Report on Form 8-K disclosing that the Company had made an offer to acquire certain interests of Compañía General de Combustibles S.A. (“CGC”). The Company offered to purchase CGC’s participation interests in a total of eight properties in Argentina. As disclosed in the Company’s Current Report on Form 8-K filed on August 8, 2006 the transaction is subject to Argentinean court approvals, the potential exercise of rights of first refusal and the need to obtain third-party consents.

The Company has received evidence that court approval in Argentina has now been granted. On November 2, 2006 the Company purchased interests in four properties (a 93.18% participation in the Valle Morado Block, a 100% interest in the Santa Victoria Block and the remaining 50% interests in the Nacatimbay and Ipaguazu Blocks (in which the Company currently holds 50% interests)) for a total consideration of $2.1 million. The Company is considering its options whether to acquire the interests in the remaining four properties, which interests remain subject to rights of first refusal among joint venture partners and other third party consents.

Gran Tierra signed a License Contract for the Exploration and Exploitation of Hydrocarbons covering Block 122 in Peru on June 8, 2006. Terms of the License define a seven-year exploration term with four periods, each with minimum work obligations. Final ratification by the government of Peru occurred on November 3, 2006. The minimum commitment for the first work period of 18 months, which is mandatory, is $0.5 million. The subsequent three work periods are optional to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Gran Tierra Energy Inc.

By: /s/ James Hart___
Name: James Hart
Title: Chief Financial Officer

Date: December 5, 2006